                                                                    EXHIBIT 10.5

                       CONFIDENTIAL TREATMENT REQUESTED
           CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE
                      SECURITIES AND EXCHANGE COMMISSION

                             ADVERTISING AGREEMENT

     This Advertising Agreement (this "Agreement"), dated as of November 5, 1997, is made between Amazon.com, Inc., a Delaware corporation ("Amazon.com"),
and GeoCities, a California corporation ("GeoCities").    Amazon.com and
GeoCities sometimes are referred to collectively as the "Parties" and
individually as a "Party".   In consideration of the mutual promises contained
in this Agreement, Amazon.com and GeoCities hereby agree as follows:

SECTION 1.  DEFINITIONS

     The following terms (and all conjugations and declensions thereof) are used in this Agreement with the respective meanings set forth below:

     1.1. "ABOVE-THE-FOLD" means situated within the portion of a page that is designed to be visible on a standard computer screen with a resolution of 640 pixels by 480 pixels without requiring the user to scroll horizontally or vertically through the page.

     1.2. "AFFILIATE" means, with respect to either Party, any individual or entity that directly or indirectly controls, is controlled by or is under common control with that Party. As used in this definition, "control" means either (a) the ownership of greater than 50% of an entity's voting securities, or (b) the ability, through contract or otherwise, to determine an entity's operating activities. For the purposes of clarification, the parties acknowledge that GeoCities Japan is not an Affiliate of GeoCities.

     1.3. "AMAZON.COM SITE" means, collectively, all points of presence and/or services maintained by Amazon.com or its Affiliates on the Internet or on any other public data network.

     1.4. "ASSOCIATE" means any World Wide Web site that registers and is accepted as a participant in Amazon.com's Associates Program.

     1.5. "COMMENCEMENT DATE" means the date GeoCities first provides Amazon.com with all links, advertisements and other promotional placements contained in "Phase 1 ," as more particularly described in Exhibit B to this Agreement.

     1.6.  "COMPETITOR" means (a) any of the entities listed on Exhibit A, or
(b) any individual, corporation, corporate division, World Wide Web site or other entity that either derives more than [***] of its annual gross revenues from the sale of books or magazines, or is primarily known as a seller of books or magazines.

     1.7. "EXCLUSIVE AREAS" means the portions of the GeoCities Site that will subject to the exclusivity provisions of Section 7, as more particularly described in Exhibit C to this Agreement.

     1.8. "GEOCITIES SITE" means, collectively, (a) the World Wide Web site currently located at the URL www.geocities.com (and all successors or replacements thereto, regardless of network or URL), and (b) all other points of presence and/or services maintained by or on behalf

[***] Confidential treatment requested for redacted portion.

of GeoCities or its Affiliates on the Internet or on any other public data network; provided, however, that "GeoCities Site" does not include any Homesteader Page or GeoShop Page. Clauses (a) and (b) above will not include any personal home page community that is co-branded or jointly developed by GeoCities (or its Affiliates) and any third party to the extent that the characterization of such community as part of the GeoCities Site would conflict with or would violate either (i) any agreement between GeoCities and the relevant third party dated prior to or concurrent with the establishment of the community, or (ii) any agreement between the third party and any other person or entity dated prior to or concurrent with the establishment of the community. GeoCities will provide Amazon.com with reasonable documentary evidence supporting the exclusion of any personal home page community from the GeoCities Site pursuant to the preceding sentence.

     1.9. "GEOSHOP PAGE" means any commercial home page established by an individual or entity (other than GeoCities or its Affiliates) pursuant to GeoCities GeoShop program that resides within a "member neighborhood" on the GeoCities Site.

     1.10. "HOMESTEADER PAGE" means any personal home page established by an individual or entity (other than GeoCities or its Affiliates) pursuant to the GeoCities Homesteader program that resides within a "member neighborhood" on the GeoCities Site.

     1.11. "INTERNATIONAL SERVICE" means any Internet or network-based service that (a) is operated by an individual or entity other than a GeoCities Affiliate, (b) is hosted on computer servers located outside of the United States, (c) is substantially similar to all or any services offered via the GeoCities Site, and (d) is operated either in conjunction with a GeoCities trade name, trademark, service mark or other proprietary mark, or with material assistance from GeoCities or its Affiliates.

     1.12. "PAGE VIEW" means each instance in which (a) an individual user requests that a discrete Web page contained within the GeoCities Site be transmitted to the user's computer, and (b) a GeoCities Site server actually transmits the page to the user's computer.

     1.13. "QUALIFYING REVENUES" means, with respect to any payment period, (a) the aggregate gross revenues (excluding taxes, gift-wrapping and shipping and handling charges) derived by Amazon.com from product sales that occur during Sessions, less (b) any revenues attributable to returned products, if such revenues previously were included in "Qualifying Revenues."

     1.14. "SESSION" means each instance in which a user accesses the Amazon.com Site via a hypertext link embedded in any link, advertisement or other promotional placement provided by GeoCities under this Agreement, and then views one or more consecutive Amazon.com Site pages. A Session terminates when the user exits the Amazon.com Site by any means.

SECTION 2.  PROMOTIONAL PLACEMENTS

     GeoCities will provide the advertisements and promotions specified in
Exhibit 8, in accordance with the provisions contained in that Exhibit.

SECTION 3.  PROMOTION OF ASSOCIATES PROGRAM

     GeoCities will implement a program through which GeoCities will encourage its members with Homesteader Pages to become active members of Amazon.com's Associates Program. The Parties will cooperate in the development of such promotional program, with the goal of launching the program during first quarter, 1998.

SECTION 4.  COMPENSATION

     4.1. As full consideration for GeoCities' performance under this Agreement (including, without limitation, GeoCities' provision of all links, advertisements and promotions specified in Sections 2 and 3), Amazon.com will pay GeoCities the fixed placement fees, variable incentive payments and new Associate bounties specified in this Section 4.

     4.2. During the initial term of this Agreement, Amazon.com will pay GeoCities (a) a fixed development fee of $[***], and (b) fixed placement fees of $[***]for each [***] that occurs subsequent to the Commencement Date.

     4.3. During the term of this Agreement (including any renewal term), for each [***] that occurs subsequent to the Commencement Date, Amazon.com will pay GeoCities the applicable percentage(s) of Qualifying Revenues set forth below:


-------------------------------------------------------------------------------
     CUMULATIVE QUALIFIED REVENUES                        REVENUE SHARE
       (from Commencement Date)                             PERCENTAGE
-------------------------------------------------------------------------------
                    [***]                                      [***]
-------------------------------------------------------------------------------
                    [***]                                      [***]
-------------------------------------------------------------------------------
                    [***]                                      [***]
-------------------------------------------------------------------------------
                    [***]                                      [***]
-------------------------------------------------------------------------------



     4.4. For each Homesteader Page that becomes an Associate during the term of this Agreement and, during the [***] following the Homesteader Page's becoming an Associate is responsible for at least $[***] in referred product sales (as calculated pursuant to the rules of the Associates Program), Amazon.com will pay GeoCities a bounty of $[***]. Notwithstanding the foregoing, Amazon.com will not be obligated to pay any bounties with respect to Homesteader Pages that joined the Associates Program prior to the Commencement Date. This provision will

[***]  Confidential treatment requested for redacted portion.

survive the expiration or termination of this Agreement with respect to those Homesteader Pages that became Associates within twelve (12) months prior to such expiration or termination.

     4.5. Amazon.com will pay the fixed development fee promptly following the execution of this Agreement. Amazon.com will make all other payments under this
Section 4 on a [***] basis, in arrears. Specifically, within 30 days following the end of each [***] occurring subsequent to the Commencement Date, Amazon.com will pay GeoCities an amount equal to the fixed placement fee payable under
Section 4.2, plus the revenue share that accrued during the period under Section 4.3, plus any new Associate bounties that accrued during the period under
Section 4.4. At GeoCities' option, GeoCities may submit invoices for the fees specified in Section 4.2(b) at the beginning of each three-month payment period.

     4.6.  Amazon.com will deliver, together with each payment made pursuant to
Section 4.5, a written report signed by an authorized representative of Amazon.com that describes (in reasonable detail) Amazon.com's calculation of the payment amount.

     4.7. GeoCities acknowledges that Amazon.com must implement certain improvements to its accounting software to accurately track Qualified Revenues. Amazon.com will use commercially reasonable efforts to implement such improvements, with the goal of completing the implementation within ninety (90) days following the date of this Agreement. Until such implementation is complete, Amazon.com will estimate Qualifying Revenues in good faith, in accordance with a written methodology to be provided to GeoCities.

SECTION 5.  IMPLEMENTATION

     5.1. GeoCities and Amazon.com acknowledge that time is of the essence in the design, development and commencement of the links, advertisements and promotional placements specified in this Agreement. Accordingly, the Parties will devote all commercially reasonable efforts to launch each link, advertisement and promotional placement as soon as reasonably possible, in accordance with a written development plan to be negotiated by the Parties in good faith.

     5.2. GeoCities, in cooperation with Amazon.com, will test the links, advertisements and promotional placements required under the Agreement prior to time that they "go live" on the GeoCities Site (e.g., prior to the time that they are implemented and enabled on a production version of the GeoCities Site).

     5.3. GeoCities will not cause any link, advertisement or promotional placement under the Agreement to go live on the GeoCities Site prior to the applicable date agreed by the Parties. Further, at Amazon.com's discretion, traffic from promotional links and advertising placements will be enabled in stages; provided, however, that such staging will not delay the Commencement Date.

[***]  Confidential treatment requested for redacted portion.

SECTION 6.  TRAFFIC DATA

     On a monthly basis, GeoCities will provide Amazon.com with mutually agreed data concerning search and browsing behavior on the GeoCities Site, to the extent such behavior reasonably could relate to the online promotion or sale of books, magazines or other products that Amazon.com may sell from time to time. Amazon.com will hold such data in confidence and will use it only in accordance with reasonable guidelines to- be agreed by the Parties. Notwithstanding anything contained in this Section, GeoCities will not be required to deliver to Amazon.com any user data in violation of its then-existing policies regarding the protection of user information.

SECTION 7.  EXCLUSIVITY AND OTHER RIGHTS

     7.1. GeoCities will not place [***], or permit any Competitor to place [***], any Competitor's advertising banners, promotional buttons, promotional links or other promotional materials or content on the GeoCities Site. In addition, GeoCities will not sell or promote [***], or permit any Competitor or non-Competitor to sell or promote [***], any books or magazines on the GeoCities Site.

     7.2. Nothing in Section 7.1 will prevent GeoCities from directly selling a limited number of books through its own store on the GeoCities Site, provided that GeoCities does not offer to sell more than [***] book titles at any time. Further, nothing in Section 7.1 will prevent the owner or operator of any GeoShop Page from selling or promoting books or magazines on its GeoShop Page, provided that (a) GeoCities first makes a commercially reasonable attempt to persuade the owner or operator to become an Amazon.com Associate, and (b) the owner's or operator's gross revenues attributable to the sale or distribution of books and magazines during the twelve-month period prior to the launch of its GeoShop Page did not exceed $250,000. At Amazon.com's request, GeoCities will provide Amazon.com with reasonable documentation demonstrating its continuing compliance with the preceding sentence.

     7.3. If Amazon.com enters into any other product category other than the sale of books or magazines, GeoCities will offer Amazon.com the opportunity to participate in good-faith negotiations regarding extending the scope of this Agreement to include the new category (subject to GeoCities' then-existing contractual commitments).

     7.4. GeoCities will introduce Amazon.com's principal executives to the principal executives of each International Service. At Amazon.com's request, GeoCities will use commercially reasonable efforts to facilitate discussions between such principal executives regarding transactions involving any links, advertisements, promotional placements or promotional activities that are similar in nature to those provided under this Agreement.

[***]  Confidential treatment requested for redacted portion.

SECTION 8. INDEMNIFICATION

     8.1. Amazon.com will defend and indemnify GeoCities and its Affiliates (and their respective employees, directors and representatives) against any claim or action brought by a third party, to the extent relating to (a) the operation of the Amazon.com Site, or (b) the violation of third-party intellectual property rights by any editorial content or other materials provided by Amazon.com for display on the GeoCities Site. Subject to GeoCities' compliance with the procedures described in Section 8.3, Amazon.com will pay any award against GeoCities or its Affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by GeoCities and its Affiliates resulting from any such claim or action.

     8.2. GeoCities will defend and indemnify Amazon.com and its Affiliates (and their respective employees, directors and representatives) against any claim or action brought by a third party, to the extent relating to (a) the operation of the GeoCities, or (b) the violation of third-party intellectual property rights by any materials provided by GeoCities for display on the Amazon.com Site. Subject to Amazon.com's compliance with the procedures described in Section 8.3, GeoCities will pay any award against Amazon.com or its Affiliates (or their respective employees, directors or representatives) and any costs and attorneys' fees reasonably incurred by Amazon.com and its Affiliates resulting from any such claim or action.

     8.3. In connection with any claim or action described in this Section, the Party seeking indemnification (a) will give the indemnifying Party prompt written notice of the claim, (b) will cooperate with the indemnifying Party (at the indemnifying party's expense) in connection with the defense and settlement of the claim, and (c) will permit the indemnifying Party to control the defense and settlement of the claim, provided that the indemnifying Party may not settle the claim without the indemnified Party's prior written consent (which will not be unreasonably withheld). Further, the indemnified party (at its cost) may participate in the defense and settlement of the claim.

SECTION 9. INTELLECTUAL PROPERTY RIGHTS

     9.1. Subject to the limited license granted to GeoCities under section 9.2, Amazon.com reserves all of its right, title and interest in its intellectual property rights (e.g., patents, copyrights, trade secrets, trademarks and other intellectual property rights). Subject to the limited license granted to Amazon.com under Section 9.3, GeoCities reserves all of its right, title and interest in intellectual property rights. Neither Party grants any license to the other except as specifically set forth in this Section 9.

     9.2. Amazon.com hereby grants to GeoCities, during the term of this Agreement, a non-exclusive, non-transferable license to use Amazon.com's trade names, trademarks, service names and similar proprietary marks as is reasonably necessary to perform its obligations under this Agreement; provided, however, that any promotional materials containing Amazon.com's proprietary marks will be subject to Amazon.com's prior written approval.

     9.3. GeoCities hereby grants to Amazon.com, during the term of this Agreement, a non-exclusive, non-transferable license to use GeoCities' trade names, trademarks, service names and similar proprietary marks as is reasonably necessary to perform its obligations under this Agreement; provided, however, that any promotional materials containing GeoCities' proprietary marks will be subject to GeoCities' prior written approval.

     9.4. Neither GeoCities nor Amazon.com will use the other Party's proprietary marks in a manner that disparages the other Party or its products or services, or portrays the other Party or its products or services in a false, competitively adverse or poor light. Each of GeoCities and Amazon.com will comply with the other Party's requests as to the use of the other Party's proprietary marks and will avoid any action that diminishes the value of such marks. Either Party's unauthorized use of the other's proprietary marks is strictly prohibited.

SECTION 10. TERM AND TERMINATION

     10.1. The term of this Agreement will begin on the date of this Agreement and, unless terminated or renewed in accordance with this Section 10, will end twelve (12) months following the Commencement Date.

     10.2. Either GeoCities or Amazon.com may terminate this Agreement if the other party (a) materially breaches this Agreement and does not cure the breach within thirty (30) days following its receipt of written notice from the non-breaching party, or (b) ceases to carry on the portion of its business that relates to this Agreement.

     10.3. Prior to consummating or concurrently with the consummation of any merger, acquisition, transfer of control, sale of substantial assets or similar transaction with any third party, GeoCities will obtain the third party's written agreement to be bound by all terms and conditions of this Agreement. At any time following the closing of any such transaction, Amazon.com may terminate this Agreement without liability by giving written notice to GeoCities if (a) the third party is a non-Competitor, and Amazon.com reasonably determines that such transaction has resulted in a material reduction of the benefits of this Agreement to Amazon.com, or (b) the third party is a Competitor.

     10.4. Sections 4.4 (to the extent specified therein), 8, 11, 12, and 13 (together with all other provisions that reasonably may be interpreted as surviving termination or expiration of this Agreement) will survive the termination or expiration of this Agreement.

     10.5. Amazon.com will have an option to renew the term of this Agreement for a single twelve-month renewal term by giving GeoCities written notice, at least thirty (30) days prior to the expiration of the initial term, indicating Amazon.com's exercise of its option to renew the term of this Agreement. During any such renewal term, all terms and conditions of this Agreement will remain in full force and effect, except that the fixed development and placement fees payable pursuant to Section 4.2 will be increased by a multiple equal to [***]. [***] the Parties will equitability adjust the fixed fees payable during the renewal period to reflect such reduction in [***] traffic.

[***]  Confidential treatment requested for redacted portion.

SECTION 11. DISPUTE RESOLUTION

     11.1. In all discussions and activities relating to tiffs Agreement, Amazon.com and GeoCities will cooperate in good faith to accomplish the objectives specified in this Agreement. If any dispute arises relating to either Party's rights or obligations under this Agreement, and the Parties are unable to resolve the dispute in the ordinary course of business, Amazon.com and GeoCities will use good-faith efforts to resolve the matter in accordance with this Section 11.

     11.2. Within five (5) days following the written request of either Party (which will describe the nature of the dispute and other relevant information), the Parties' managers who are responsible for the Amazon.com. GeoCities relationship will meet to resolve the dispute at a mutually convenient time and place. If the relationship managers are unable to resolve the dispute within two
(2) days following their initial meeting, they will refer the matter to the Parties' divisional executives who are responsible for the administration of this Agreement, along with a written statement (or statements) describing the nature of the dispute and other relevant information.

     11.3. Within five (5) days following the referral of the matter to the Parties' divisional executives, the divisional executives will meet to resolve the dispute at a mutually convenient time and place. Additional representatives of the parties may be present at the meeting. If the divisional executives are unable to resolve the dispute within two (2) days following their initial meeting, they will refer the matter to the Parties' Chief Executive Officers, along with a written statement (or statements) describing the nature of the dispute and other relevant information.

     11.4. Within five (5) days following the referral of the matter to the Parties' CEOs, the CEOs will meet to resolve the dispute at a mutually convenient time and place. Additional representatives of the parties may be present at the meeting. If the CEOs are unable to resolve the dispute within two
(2) days following their initial meeting (or such later date as they may agree), the Parties will be free to pursue whatever remedies may be available at law or in equity.

     11.5. All negotiations pursuant to this Section 11 will be confidential and treated as compromise and settlement negotiations for purposes of applicable rules of evidence. Any resolution reached under this Section will be reduced to writing and signed by the Parties. During any dispute resolution procedure conducted under this Section, the Parties will diligently perform all obligations hereunder that are not directly related to the dispute.

SECTION 12. DISCLAIMERS, LIMITATIONS AND RESERVATIONS

     12.1. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, GEOCITIES DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE GEOCITIES SITE, GEOCITIES' SERVICES OR ANY PORTION THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GEOCITIES SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES REVENUE THAT AMAZON.COM MAY RECEIVE DURING THE

TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT AMAZON.COM MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

     12.2. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AMAZON.COM DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES REGARDING THE AAZON.COM SITE, AMAZON.COM'S SERVICES OR ANY PORTION THEREOF, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AMAZON.COM SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING (A) THE AMOUNT OF SALES REVENUES THAT MAY OCCUR DURING THE TERM, AND (B) ANY ECONOMIC OR OTHER BENEFIT THAT GEOCITIES MIGHT OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

     12.3. NEITHER AMAZON.COM NOR GEOCITIES WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) ARISING OUT OF THIS AGREEMENT. EACH PARTY'S ENTIRE LIABILITY ARISING FROM THIS AGREEMENT (EXCEPT FOR LIABILITIES ARISING UNDER SECTION 8 OR RESULTING FROM THE PARTY'S WILLFUL MISCONDUCT), WHETHER IN CONTRACT OR TORT, WILL NOT EXCEED AN AMOUNT EQUAL TO THE AMOUNTS TO BE PAID BY AMAZON. COM UNDER SECTION 4.

     12.4. Amazon.com will remain solely responsible for the operation of the Amazon.com Site, and GeoCities will remain solely responsible for the operation of the GeoCities Site. Each Party (a) acknowledges that the Amazon.com Site and the GeoCities Site may be subject to temporary shutdowns due to causes beyond the operating Party's reasonable control, and (b) subject to the specific terms of this Agreement, retains sole right and control over the programming, content and conduct of transactions over its respective site.

SECTION 13. MISCELLANEOUS

     13.1. The Parties are entering this Agreement as independent contractors, and this Agreement will not be construed to create a partnership, joint venture, franchise or employment relationship between them. Neither Party will represent itself to be an employee or agent of the other or enter into any agreement on the other's behalf of or in the other's name.

     13.2. With respect to information received by either party as a result of this Agreement, the Parties will abide by the terms and conditions of their Nondisclosure Agreement dated as of August 25, 1997 (but only to the extent that the information constitutes "Confidential Information," as defined in the Nondisclosure Agreement). The Parties agree that the terms and conditions of this Agreement will constitute Confidential Information under their Nondisclosure Agreement.

     13.3. Following the execution of this Agreement, Amazon.com and GeoCities will prepare and distribute a joint press release (or coordinated press releases) announcing the transaction. The contents and timing of the release (or releases) shall be as mutually agreed by the Parties. Neither Party will issue any further press releases or make any other disclosures regarding this Agreement or its terms without the other Party's prior written consent.

     13.4. In its performance of this Agreement, each Party will comply with all applicable laws, regulations, orders and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction. Without limiting the generality of the foregoing, each Party will pay, collect and remit such taxes as may be imposed upon it with respect to any compensation, royalties or transactions under this Agreement. Except as expressly provided herein, each Party will be responsible for all costs and expenses incurred by it in connection with the negotiation, execution and performance of this Agreement.

     13.5. Each Party will keep detailed records of all activities reasonably relating to its performance under this Agreement ("Records"). Either Party (the "Auditing Party"), upon thirty (30) days' prior written notice to the other Party (the "Audited Party"), may conduct an audit of the Audited Party's Records for the purpose of verifying the accuracy and completeness of any report or other information provided by the Audited Party under this Agreement. Any such audit will be conducted (a) in a manner that will not unreasonably interfere with the Audited Party's operations, and (b) by an independent certified public accounting firm that is reasonably acceptable to the Audited Party and that has agreed in writing to protect the confidentiality of the Audited Party's Records and other information. A Party may conduct an audit under this Section no more than once during any twelve-month period. The costs of any such audit will be borne by Auditing Party; provided, however, that if any audit determines that the report or other information subject to the audit is inaccurate or incomplete by greater than ten percent (10%) (as measured by an appropriate measure reasonably determined by the auditor), the Audited Party will promptly reimburse the Auditing Party for all reasonable expenses incurred to conduct the audit.

     13.6. Neither Amazon.com nor GeoCities will be liable for, or will be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement as a result of any causes or conditions that are beyond such Party's reasonable control and that such Party is unable to overcome through the exercise of commercially reasonable diligence. If any force majeure event occurs, the affected Party will give prompt written notice to the other Party and will use commercially reasonable efforts to minimize the impact of the event.

     13.7. Any notice or other communication under this Agreement given by any Party to any other Party will be in writing and will be deemed properly given when sent to the intended recipient by registered letter, receipted commercial courier, or electronically receipted facsimile transmission (acknowledged in like manner by the intended recipient) at its address and to the attention of the individual specified below its signature at the end of this Agreement. Any Party may from time to time change such address or individual by giving the other Party notice of such change in accordance with this Section 13.7.

     13.8. Neither Amazon.com nor GeoCities may assign this Agreement, in whole or in part, without the other Party's prior written consent (which will not be withheld unreasonably), except to (a) any corporation resulting from any merger, consolidation or other reorganization involving the assigning Party, (b) any of its Affiliates, or (c) any individual or entity to which the assigning Party may transfer substantially all of its assets; provided that the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding on and enforceable by the Parties and their respective successors and permitted assigns. Nothing in this Section will limit Amazon.com's rights under Section 10.3.

     13.9. The failure of either party to enforce any provision of this Agreement will not constitute a waiver of the party's rights to subsequently enforce the provision. The remedies specified in this Agreement are in addition to any other remedies that may be available at law or in equity.

     13.10. This Agreement (together with the parties' Nondisclosure Agreement)
(a) represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous or contemporaneous oral or written agreements regarding such subject matter, (b) may be amended or modified only by a written instrument signed by a duly authorized agent of each party, and (c) will be interpreted, construed and enforced in all respects in accordance with the laws of the State of Washington, without reference to its choice of law rules. If any provision of this Agreement is held to be invalid, such invalidity will not effect the remaining provisions.

The parties have executed this Agreement on the date first written above.



                                 AMAZON.COM, INC.

                                 By:  /s/Amazon.com
                                 Its:  Vice President, Business Development
                                 1516 Second Avenue
                                 Seattle, WA 98101
                                 Facsimile:   206-346-2082
                                 Attn:   General Counsel

                                 GEOCITIES

                                 By:  /s/James A. Rea
                                 Its:  Vice President, Business Development

                                 1918 Main Street.  3rd Floor
                                 Santa Monica, CA 90405-1031
                                 Facsimile:   310-664-6520
                                 Attn:   James A. Rea

                                   EXHIBIT A

                                  COMPETITORS


As used in this Agreement, "Competitors" includes (without limitation) the following entities:


alt.bookstore
Baker & Taylor
Barnes & Noble, Inc. (including B. Dalton)
Bibliofind
BooksAmerica
Books Now
Bookpages
Bookport
BookServe
Booksamillion
BookSearch
BookSite
Booksmith
Book Stacks Unlimited
BookWeb
BookZone
Borders (including Walden Books)
Cbooks
Computer Literacy Bookshop
Cody's Books
Crown Books
Ingram
Interloc
Internet Book Shop
Intertain Internet Bookstore
Online BookStore
Powell's Books
Simon and Schuster
Tower Books
Waterstone's
WordsWorth Books

                                   EXHIBIT B

                           PLACEMENTS AND PROMOTIONS


     GeoCities will provide to Amazon.com the placements and promotions specified in this Exhibit.

1.   GENERAL

     1.1. GeoCities and Amazon.com will use commercially reasonable efforts to implement the placements and promotions provided in this Exhibit in a manner that maximizes click through to, and product sales on, the Amazon.com Site. On approximately a quarterly basis, the Parties will conduct program reviews to assess the performance of the placements and promotions. If any placement or promotion proves ineffective, the Parties will conduct good-faith negotiations to modify such placement or promotion to improve its performance. As used in this Exhibit, "strategic sponsor" means one of up to four (including Amazon.com) premium GeoCities sponsors that, pursuant to agreements similar in nature to this Agreement, are provided with promotional placements affording the highest level of visibility offered to any other GeoCities sponsor.

2.   PHASE 1 (TARGET START DATE 12/1/97)

     2.1.  FIXED MEDIA PLACEMENTS.   GeoCities will provide Amazon.com with
advertising buttons and banners that yield a minimum of [***]. On a monthly basis, the Parties will develop a media plan designating such placements from among GeoCities' available inventory of premium placements. Amazon.com will reasonably determine the content and appearance of such buttons and banners in accordance with GeoCities' generally applicable technical specifications.


     2.2.  POP-UP AND INTERSTITIAL ADVERTISEMENTS.   GeoCities will include
Amazon.com in its trials of pop-up and interstitial advertisements. If following such trials, GeoCities elects to implement pop-ups and/or interstitial on a commercial basis, GeoCities will provide Amazon.com with a quantity of such advertisements to be negotiated in good faith (provided that such quantity will be no less than the quantity provided to any other strategic sponsor).

     2.3. GEOCITIES HOMEPAGE. GeoCities continuously will provide Amazon.com with a prominent promotional button on the GeoCities Homepage. The button (a) will be presented with the buttons of up to [***], (b) will be no smaller than [***], and (c) will be no smaller than the button of [***]. The size of all [***] buttons, taken together, will be at least twice the size of the "Selected Highlights" bar depicted on Attachment 1 to this Exhibit. Amazon.com will reasonably determine the content and appearance of its button in accordance with GeoCities' generally applicable technical specifications.

[***]  Confidential treatment requested for redacted portion.

     2.4. NEIGHBORHOOD HOMEPAGES. GeoCities continuously will provide Amazon.com with a prominent promotional button or other placement on each GeoCities Neighborhood Homepage. The button or placement (a) will be presented with the buttons or placements of up to [***], and (b) will be no smaller than the button or placement of [***]. In addition, GeoCities continuously will provide a "commerce special" area for the use of its [***], who will be entitled to post advertisements in such area on a rotating basis. Amazon.com will reasonably determine the content and appearance of its buttons, placements and advertisements in accordance with GeoCities' generally applicable technical specifications.

     2.5. NEIGHBORHOOD TOPIC PAGES. GeoCities continuously will provide Amazon.com with a prominent promotional button on each GeoCities Neighborhood Topic Page. The button or placement (a) will be presented with the buttons or placements of up to [***], and (b) will be no smaller than the button or placement of [***]. In addition, GeoCities will permit Amazon.com to place targeted advertisements on each Topic Page (or on a Product Page linked to the Topic Page). Such advertising placements will be no less favorable than those provided to [***]. Amazon.com will reasonably determine the content and appearance of its buttons, placements and advertisements in accordance with GeoCities' generally applicable technical specifications.

3.   PHASE 2 (TARGET START DATE 1/1/98)

     3.1. MARKETPLACE PAGE. GeoCities continuously will provide Amazon.com with a prominent advertising placement on the GeoCities Marketplace Page. The placement (a) will be above-the-fold, (b) will be no smaller than the placement of [***], and (c) will be larger than the placements of all [***]. Further, the placement will be no less favorable than the placement depicted on Attachment 2 to this Exhibit. Amazon.com will reasonably determine the content and appearance of its placement in accordance with GeoCities' generally applicable technical specifications.

     3.2. BOOK GUIDES PROGRAM. At Amazon.com's option, GeoCities will develop and implement an incentive program for GeoCities homesteaders to host book-related chat and discussion board sessions on their Homesteader Pages.

     3.3. CHAT PROGRAM INTEGRATION. At Amazon.com's option, GeoCities will list book-related chat sessions in a directory of active chat sessions and will experiment with placing direct buy buttons on book-related, member-hosted chat pages. Further, GeoCities will include targeted product offers in chat areas (e.g., fishing-related books or magazines offered to participants in fishing chats).

     3.4. BOOK PAVILION. At Amazon.com's option, GeoCities will create and host a "book pavilion" book resource, the specifics of which will be cooperatively determined by the Parties.

     3.5. KEY WORDS. If GeoCities implements a key-word based navigation system, GeoCities will provide Amazon.com with banners or other placements on all pages that result when a user enters any key-word that reasonably relates to Amazon.com, books or magazines.

[***]  Confidential treatment requested for redacted portion.

Amazon.com will reasonably determine the content and appearance of its placements in accordance with GeoCities' generally applicable technical specifications.

     3.6. WELCOME WAGON. GeoCities will provide a prominent Amazon.com promotional link or message in each "welcome" message or similar communication that it sends to new Homesteader or GeoShop members. Amazon.com will reasonably determine the content and appearance of its link or message in accordance with GeoCities' generally applicable technical specifications.

4.   PHASE 3 (TARGET START DATE 7/1/98)

     GeoCities and Amazon.com will experiment with new promotional concepts and will implement those that appear to provide successful results (subject in each case to the agreement of both Parties). Areas that may be investigated include product offers on search result pages, product offers on interest pages, product offers on neighborhood script pages, product offers within instant messaging, customized GeoGuides, buyers' clubs, first-time buyers' specials, limited-time discounts, greeting card/gift certificates and special offers for GeoCities Site visitors.

                                   EXHIBIT C

                                  EXCLUSIVITY


1. EXCLUSIVE AREAS. The [***] include the following pages (and any successors thereof):

     [***]

2.   ADDITIONAL PROVISIONS. In addition to the restrictions contained in Section
7.1 of the Agreement, if GeoCities implements a key-word based navigation system, GeoCities will not permit any Competitor to purchase advertisements or promotional placements on any GeoCities Site page that results when a user enters any key-word that reasonably relates to Amazon.com, books or magazines. Further, GeoCities will not permit any Competitor to purchase any [***] advertising placements (e.g., advertising banners, promotional buttons, promotional links or other promotional placements [***]).

[***]  Confidential treatment requested for redacted portion.